SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2024 (August 18, 2024)

NIKA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

colorado	000-56234	90-0292940
(State or other jurisdiction of Nika Pharmaceuticals, Inc.)	(Commission File Number)	(IRS Employer Identification No.)

2269 Merrimack Valley Avenue
Henderson, NV 89044
(Address of principal executive offices) (Zip code)

(702)-326-3615
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition of Assets.

On August 18, 2024, based on recommendation of Clifford Redekop, officer and director, the board of directors found it in the Nika Pharmaceuticals Inc.’s best interest to cancel the acquisition of Nika Pharmaceuticals, Ltd., UIC: 175420503 that was made effective on May 9, 2024 and disclosed via Form 8-K on May 10, 2024. The procedure to return the 100% to Dimitar Slavchev Savov, who is an officer and director of Nika Pharmaceluticals, Inc. and general manager of Nika Pharmaceuticals, Ltd., was initiated on August 19, 2024 and was made effective on August 23, 2024, resulting in Nika Pharmaceuticals, Ltd. no longer being a wholly owned subsidiary of Nika Pharmaceuticals, Inc. As a result, Nika Pharmaceuticals, Inc. no longer practically owns 99.99% in Nika Europe, Ltd. and is no longer the beneficial owner of the factory building and land disclosed in the aforementioned Form 8-K dated May 10, 2024.

Section 4 - Matters Related to Accountants and Financial Statements Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 21, 2024 Nika Pharmaceuticals, Inc.’s independent accountant Fruci & Associates II, PLLC tendered its resignation. The members of the board of directors have discussed the issue with the former independent accountant, and Nika Pharmaceuticals, Inc. has authorized the former independent accountant to respond fully to the inquiries of the successor accountant concerning historical data.

As the situation was unexpected, Nika Pharmaceuticals, Inc. is still looking for a new firm to serve as the independent accountant to audit the company’s financial statements and will strive to publish its 10-Q as early as possible.

Item 9.01 Exhibits

(d) Exhibits

23.1	Consent Letter by Fruci & Associates II, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIKA PHARMACEUTICALS, INC.

Dated: August 27, 2024	By:	/s/ Dimitar SlavchevSavov
Dimitar SlavchevSavov
Chief Executive Officer,
Director